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                                                                    EXHIBIT 10.8

                           INDEMNITY ESCROW AGREEMENT


        This INDEMNITY ESCROW AGREEMENT (this "Agreement"), dated as of April 28, 2000, is by and among Discovery Partners International, Inc., a California corporation ("DPII"), Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys"), and the institution named on the signature page under "Escrow Agent," as Escrow Agent ("Escrow Agent"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meaning ascribed to such terms in the Agreement and Plan of Merger dated as of April 11, 2000 (the "Merger Agreement"), by and among DPII, DPII Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DPII, Axys Advanced Technologies, Inc., a Delaware corporation ("AAT") and Axys.

        Accordingly, the parties hereto agree as follows:

        1. Appointment and Acceptance. Axys and DPII hereby appoint Escrow Agent as escrow agent for the purposes and upon the terms and conditions hereinafter set forth. Escrow Agent hereby accepts such appointment and agrees to act as escrow agent hereunder and to hold, invest and dispose of any funds received by it hereunder in accordance with the terms and conditions hereinafter set forth.

        2. Deposit of Escrowed Consideration. On the date hereof, DPII delivered to Escrow Agent for deposit in escrow pursuant to the provisions hereof a share certificate (the "Share Certificate") for 371,250 shares of DPII Common Stock, made out in favor of Axys (the "Escrowed Consideration").

        3. Purpose of Agreement. DPII and Axys represent that this Agreement has been executed and the deposit of the Escrowed Consideration hereunder has been made pursuant to the Merger Agreement for the purpose of providing a fund for the payment of the first amounts owed (if any) to DPII in connection with the Merger Agreement ("Covered Claims").

        4. Delivery of Escrowed Consideration.

                (a) Because of the lump nature of the share certificate which constitutes the initial Escrowed Consideration, the parties agree that in any case where Escrowed Consideration is to be delivered to DPII hereunder, such delivery shall be accomplished by delivery of the Share Certificate to DPII; DPII shall promptly calculate, based on the "Fair Market Value" per share (as defined below), the number of shares to be cancelled in respect of such delivery, and shall promptly return to Escrow Agent, for escrow, a new share certificate (which shall hereafter be considered the "Share Certificate") representing a number of shares of DPII Common Stock reflecting the reduction for the number of cancelled shares. Axys hereby authorizes the cancellation of shares to the extent and in the manner expressly authorized by this Agreement. For the purposes of this Agreement, the "Fair Market Value" per share of DPII Common Stock shall be determined as follows:





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                        (i) If traded on a securities exchange or through
NASDAQ-NMS, the Fair Market Value shall be deemed to be the average of the closing price of such share on such exchange over the twenty (20) day period ending three (3) days prior to the date on which the Escrow Agent is obligated to deliver any portion of the Escrowed Consideration hereunder; and

                        (ii) If there is no active public market, the Fair Market Value shall be deemed to be the per share price at which the Company sold shares of its capital stock in its most recent equity financing negotiated on an arms'-length basis.

                (b) If at any time prior to the first anniversary of the date hereof DPII shall claim that it is entitled to payment of all or a portion of the Escrowed Consideration as a result of any Covered Claim, DPII shall give notice of such Covered Claim (the "Notice of Covered Claim") to the Escrow Agent. The Notice of Covered Claim shall describe with reasonable specificity the event or circumstance giving rise to the Covered Claim and specifying the amount of the Escrowed Consideration which should be released to satisfy such Covered Claims. Upon Escrow Agent's receipt of a Notice of Covered Claim from DPII, Escrow Agent shall promptly deliver a copy thereof to Axys. Within fifteen
(15) business days after delivery by Escrow Agent of a copy of such Notice of Covered Claim to Axys, Axys may deliver to Escrow Agent a notice (the "Notice of Dispute") disputing the request for payment of Escrowed Consideration stated in the Notice of Covered Claim. The Notice of Dispute shall specify the amount being disputed (the "Disputed Funds"), describing with reasonable specificity the reasons for such dispute. If Escrow Agent has not received a Notice of Dispute prior to the expiration of the 15-day period referred to above, then upon expiration of such 15-day period, the Escrow Agent shall pay to DPII, within three business days, as provided in Section 4(a) above, the full amount of the Escrowed Consideration requested in the Notice of Covered Claim. If Escrow Agent has received a Notice of Dispute which disputes in part the request for payment of Escrowed Consideration stated in the Notice of Covered Claim, then Escrow Agent shall pay to DPII, within three business days, as provided in
Section 4(a) above, the amount of Escrowed Consideration requested in the Notice of Covered Claim which is not Disputed Funds.

                (c) If Escrow Agent receives a Notice of Dispute from Axys, Escrow Agent shall promptly deliver a copy of the Notice of Dispute to DPII, and shall not deliver the Disputed Funds (i.e., the Share Certificate in respect of the Disputed Funds) to DPII until Escrow Agent shall have received one of the following:

                        i. A certified copy of an order, decree or judgment issued or rendered by a court of competent jurisdiction, which order, decree or judgment shall be accompanied by a legal opinion of counsel to DPII that such judgment has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a "Final Decision") with respect to the Notice of Covered Claim which is the subject of the Notice of Dispute; or

                        ii. A joint written direction executed by DPII and Axys directing the distribution of the relevant portion of the Escrowed Consideration.


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Upon receipt of either (i) or (ii) above, Escrow Agent shall deliver the relevant portion of the Escrowed Consideration, within three business days, by delivery of the Share Certificate to DPII in accordance with the terms of such Final Decision or joint direction, as the case may be.

                (d) On the first anniversary of the date hereof, any Escrowed Consideration which is not Disputed Funds or the subject of an unresolved Notice of Covered Claim shall be paid to Axys. To effect this, Escrow Agent shall deliver the Share Certificate to DPII, and DPII shall issue and deliver to Axys as provided in Section 6(b) below a share certificate for the shares which are not Disputed Funds and are not the subject of an unresolved Notice of Covered Claim; and DPII shall issue and deliver to the Escrow Agent, for escrow, a new Share Certificate in Axys' name for the remainder, if any, of the shares.

        5. Investment of Escrowed Consideration. Escrow Agent shall invest any cash dividends on or other cash processed of the Escrowed Consideration, from time to time, in investments jointly designated in writing by DPII and Axys or, in the absence of such designation, in a money-market fund. The investments of Escrowed Consideration may be executed by Escrow Agent's own investment department. The interest and investment proceeds of all investments made hereunder shall be retained as part of the escrow as Escrowed Consideration and distributed as provided herein with respect to the Escrowed Consideration. Escrow Agent shall deliver monthly statements to DPII and Axys in accordance with Escrow Agent's regular practice; the parties hereby agree that, except for the foregoing, Escrow Agent shall have no obligations to monitor, or advise the parties with respect to, such investments.

        6. Termination of Escrow.

                (a) Except as set forth in Section 6(b), this Agreement shall terminate upon the earliest of (i) the receipt by Escrow Agent of written notice of termination executed by both DPII and Axys directing the distribution of all property then held by Escrow Agent under and pursuant to the Agreement, (ii) when all Escrowed Consideration (and all interest and investments in which any of the Escrowed Consideration shall have been invested) shall have been distributed by Escrow Agent in accordance with the terms of this Agreement; or
(iii) the first anniversary of the Closing Date.

                (b) Notwithstanding Section 6(a), in the event that upon the first anniversary of the Closing Date, there remains in the escrow, any portion of the Escrowed Consideration which is Disputed Funds or the subject of an unresolved Notice of Covered Claim, then this Agreement shall not terminate on such first anniversary with respect to such funds and shall continue until the resolution of the dispute pursuant to Section 4(b). Any Escrowed Consideration which is not Disputed Funds or subject to an unresolved Notice of Covered Claim shall be delivered to Axys within three business days of the termination of the Agreement. To effect this, Escrow Agent shall deliver the Share Certificate to DPII, and DPII shall issue and deliver to Axys a share certificate for the shares which are not Disputed Funds and are not the subject of an unresolved Notice of Covered Claim; and DPII shall issue and deliver to the Escrow Agent, for escrow, a new Share Certificate in Axys' name for the remainder of the shares.


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                        (c) Escrow Agent is authorized to liquidate the
securities (other than DPII shares) held hereunder to the extent necessary to distribute the Escrowed Consideration as provided herein and shall have no liability for any loss arising out of any such liquidation.

        7. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission with answer back confirmation or mailed (first class, postage prepaid) or by overnight courier to the parties at the addresses or facsimile numbers set forth below such party's signature to this Agreement. All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon sending, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given two business days after mailing (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        8. Escrow Agent's Liability. Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Escrow Agent. In the absence of bad faith, gross negligence or willful misconduct on its part, Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Escrow Agent. Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it in good faith and without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of the Agreement, except for its own bad faith, gross negligence or willful misconduct. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

        9. Indemnification of Escrow Agent. Axys and DPII shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) for any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of Escrow Agent, arising out of or in connection with its entering into the Agreement, carrying out its duties hereunder and accepting the Escrowed Consideration, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Axys and DPII agree to promptly reimburse the other party for any payments to Escrow Agent under this Section 9 as necessary in order to ensure that all such payments are shared equally by Axys and DPII.

        10. Escrow Agent to Follow Instructions of DPII and Axys.
Notwithstanding any provision contained herein to the contrary, Escrow Agent shall at any time and from time to time


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take such action hereunder with respect to the Escrowed Consideration (and the investments in which any of the Escrowed Consideration shall have been invested) as shall be directed in writing by both DPII and Axys.

        11. Resignation of Escrow Agent. Escrow Agent, or any successor, may resign at any time upon giving written notice, thirty (30) days before such resignation shall take effect, to DPII and Axys. In the event Escrow Agent shall resign or be unable to serve, it shall be succeeded by such bank or trust company as DPII and Axys shall appoint, or if no appointment is made, by a bank or trust company appointed by a court of competent jurisdiction. In the absence of a successor so appointed by DPII and Axys, Escrow Agent may petition such a court to appoint a successor escrow agent. The resigning escrow agent shall transfer to its successor all money, securities and investments then held subject to this escrow and all pending notices, instructions and directions then in its possession, and shall thereupon be discharged, and the successor shall thereupon succeed to all the rights, powers and duties and shall assume all of the obligations of the resigning escrow agent.

        12. Escrow Agent's Fees.

                (a) Escrow Agent shall be entitled to a fee for services rendered according to the fee schedule attached hereto. One half of such fees shall be paid by Axys and one-half of such fees shall be paid by DPII.

                (b) In case Escrow Agent becomes involved in litigation on account of the property deposited hereunder or this Agreement, it shall have the right to retain counsel. One half of any and all costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation shall be paid by Axys and one-half of such fees shall be paid by DPII.

                (c) Axys and DPII agree to promptly reimburse the other party for any payments to Escrow Agent under this Section 12 in order to ensure that all such payments are shared equally by Axys and DPII.

        13. Escrow Agent's Reaction to Disputes.

                (a) In case the Escrowed Consideration shall be attached, garnished, or levied upon any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, or any part thereof, Escrow Agent is hereby expressly authorized in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

                (b) In case conflicting demands are made upon it for any situation not addressed in this Agreement, Escrow Agent may withhold performance of this escrow with respect to matters related to such conflicting demands until such time as said conflicting


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demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

        14. Assignment. The obligations imposed and the rights conferred by this Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        15. Governing Law, Consent to Jurisdiction and Forum Selection. This Indemnity Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by Axys) shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by DPII or Escrow Agent) shall be initiated and tried exclusively in the State and Federal courts located in the County of San Francisco, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section
15. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California (as to proceedings initiated by Axys) or in the County of San Francisco, State of California (as to proceedings initiated by DPII or Escrow Agent) shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 15 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 7 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

        16. Entire Agreement. This Agreement, together with the Merger Agreement, with respect to which the Escrow Agent is not a party (including the schedules and exhibits thereto and the other agreements contemplated thereby), contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

        17. Amendment. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by DPII, Axys and Escrow Agent.

        18. Merger, Conversion, Consolidation or Succession to Business.

                (a) Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of Escrow Agent, shall be the successor of


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Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                (b) Any corporation into which DPII or Axys may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which DPII or Axys shall be a party, shall be the successor of DPII or Axys hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

        19. Enforceability. If any provision hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Indemnity Escrow Agreement, and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

        20. Distributions. Distributions of the Escrowed Consideration to DPII pursuant to this Agreement shall be deemed to be reductions of the merger consideration paid under the Merger Agreement.

        21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.








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        IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Escrow
Agreement to be signed as of the date first above written.

                                         AXYS PHARMACEUTICALS, INC.,
                                         a Delaware corporation


                                         By: /s/ William T. Newell
                                            ------------------------------------
                                            Name:  William T. Newell
                                            Title: Senior Vice President

                               Address:  180 Kimball Way
                                         South San Francisco, CA 94080
                                         Attn: Chief Executive Officer
                                           Fax: (650) 829-1067



                                         DISCOVERY PARTNERS INTERNATIONAL, INC.,
                                         a California corporation


                                         By: /s/ Riccardo Pigliucci
                                            ------------------------------------
                                            Name:  Ricardo Pigliucci
                                            Title: Chairman and CEO

                               Address:  9640 Towne Centre Drive
                                         San Diego, CA 92121
                                         Attn: Chief Executive Officer
                                           Fax: (858) 455-8088


                          ESCROW AGENT:  U.S. TRUST COMPANY NATIONAL ASSOCIATION


                                         By: /s/ M. Deborah Gibbons
                                            ------------------------------------
                                            Name:  M. Deborah Gibbons
                                            Title: Vice President

                               Address:  515 South Flower, Suite 2700
                                         Los Angeles, CA 90071





                 [SIGNATURE PAGE TO INDEMNITY ESCROW AGREEMENT]




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